Exhibit 99.1

Tenet and USPI to Acquire SurgCenter Development and Establish Long-Term Development Partnership

•Acquiring ownership interests in 92 ambulatory surgery centers
•Includes formation of five-year partnership and development agreement between USPI and SCD to provide continuity for SCD platform and future de novo development projects
•Builds on USPI’s position as a leading ambulatory surgery platform and partner of choice for high-quality, multi-specialty physicians, including musculoskeletal, ENT and others
•Positions Tenet to generate strong financial returns, including attractive EBITDA margins and free cash flow
•Management will host a conference call today, Nov. 8, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), to discuss the transaction

DALLAS – Nov. 8, 2021 – Tenet Healthcare Corporation (NYSE: THC), and its subsidiary United Surgical Partners International (USPI), today announced that they have entered into a definitive agreement with the principals of SurgCenter Development (SCD) to acquire SCD. Under the terms of the agreement, Tenet/USPI will acquire SCD’s ownership interests in 92 ambulatory surgery centers (ASCs) and other related ambulatory support services (collectively, the Portfolio).
USPI and SCD’s principals will also enter into a five-year partnership and development agreement designed to provide seamless continuity and support for SCD’s facilities and physician partners over the coming years. Going forward, USPI also has the exclusive option to partner with SCD on de novo development projects over the life of the agreement.
The transaction follows USPI’s successful acquisition of 67 SCD centers since 2009.
“We are extremely pleased to announce this transformative transaction and partnership, which builds upon USPI’s position as a premier growth partner and SCD’s track record of developing high-quality centers with leading physicians,” said Saum Sutaria, M.D., CEO of Tenet Healthcare. “By welcoming these centers into our company, USPI will maintain its reach as the largest ambulatory platform for musculoskeletal services, a high-growth service line. We are also creating a pathway for further expansion through a partnership that pairs the expert development and operational capabilities of our two organizations.”
“SurgCenter was founded on a commitment to empower leading physicians by developing highly efficient facilities — for three decades, we have not wavered from that commitment and plan to continue to do the same long into the future,” said Gregory George, M.D., Ph.D., Co-Founder of SCD. “Our relationship with USPI is now well into its second decade. The partnership that we announced today extends that relationship and allows us to continue to support our current physician partners by leveraging the best aspects of both USPI and SCD, while we remain committed to developing de novo centers which put physicians, safety and high-quality care at the center of the patient experience.”
“We are looking forward to adding another portfolio of high-quality, well-established SCD centers, as well as those in various stages of development,” said Brett Brodnax, President and CEO of USPI. “This transaction came together because of our shared commitment to quality, safety and delivering an industry-leading experience for our patients and physicians alike. We are excited to continue our longstanding relationship in partnership with the SCD principals, who have an extremely effective development engine to expand our network of care.”
Acquiring ownership in MSK-focused ASC portfolio
Tenet/USPI will acquire SCD’s ownership interests in 92 ASCs and related ambulatory support services for approximately $1.2 billion. SCD owns a minority interest of approximately 39 percent on average in 86 of the ASCs and a majority interest of approximately 55 percent on average in six of the ASCs. Tenet plans to finance the transaction through the issuance of first-lien secured notes. The transaction is expected to close in the fourth quarter of 2021, subject to customary approvals and closing conditions.
Additionally, in the coming months, USPI plans to offer to acquire a portion of equity interests in the ASCs from physician owners for incremental consideration of up to approximately $250 million. Assuming successful completion of the acquisition of physician interests, Tenet will consolidate the results of the centers in which USPI holds a majority ownership position in its financial statements.

The centers to be acquired are located in 21 states, offering USPI expansion into high-growth regions in Arizona, Florida and Texas; adding density in relatively newer markets in Ohio, Indiana, Wisconsin and Maryland; and providing a scalable entry point in Michigan. The Portfolio includes 65 mature centers, as well as 27 that have either opened within the last year or will start to perform their first cases in 2022.
The case mix of the centers has an attractive distribution among several service lines where USPI has demonstrated expertise, including approximately 80 percent in musculoskeletal care, such as total joint and spine procedures. This complements a robust service offering within USPI’s broader platform in the areas of gastroenterology, ophthalmology, ENT, general surgery and other specialized procedures.
Following the addition of the Portfolio, USPI will have more than 440 facilities in 35 states.
Continuation of relationship with SCD through new ASC development partnership
With the development of more than 200 centers since its formation in 1993, SCD expects to build on that trajectory with de novo ASCs and this new partnership with USPI.
The terms of the transaction include entry into a new development agreement under which USPI will partner with SCD on the future development of a minimum target of at least 50 centers over a period of five years. The development of these new centers will generally be led by the same group of SCD principals responsible for the growth and success of the Portfolio to date. With each center, USPI will have the exclusive option to obtain an immediate ownership position at the time of development with an additional option to purchase SCD’s ownership stake 18 months after the opening of such facilities.
In addition to the partnership between SCD and USPI for future de novo facilities, USPI anticipates continuing to execute additional acquisitions and de novo developments in partnership with physicians and health systems, while consistently delivering attractive organic growth.
Financial Profile
The transaction will further diversify Tenet’s mix of Adjusted EBITDA with a larger portion being produced by its higher-margin ambulatory portfolio. Tenet expects the transaction to generate strong financial returns, including enhanced Adjusted EBITDA margins and free cash flow. The

Company expects to realize at least $45 million of annual run-rate synergies over the next three to four years from the transaction.
Management’s Webcast Discussion of the Transaction
Tenet and USPI management will discuss this transaction on a webcast scheduled for 5:30 p.m. Eastern Time (4:30 p.m. Central Time) today, Nov. 8, 2021. Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors. The slide presentation associated with the webcast referenced above and a copy of this press release will be available on the Company's Investor Relations website. A replay of the webcast will be available on the website for approximately 30 days.
Goldman Sachs & Co LLC acted as financial advisor to Tenet, and Willkie Farr & Gallagher LLP served as legal counsel.
Cautionary Statement
This press release includes “forward-looking statements.” These statements relate to future events, including, but not limited to, statements regarding our liquidity, operating results, future earnings, financial position, operational and strategic initiatives, and developments in legislation, regulation, and the healthcare industry more generally. These forward-looking statements represent management’s expectations, based on currently available information, as to the outcome and timing of future events, but, by their nature, address matters that are uncertain, particularly with regard to developments related to the COVID pandemic. Actual results, performance or achievements could differ materially from those expressed in any forward-looking statement.
Examples of uncertainties that may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements include, but are not limited to, developments related to COVID and the factors described under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2020, subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.
We assume no obligation to update any forward-looking statements or information subsequent to the dates such statements are made. Investors are cautioned not to place undue reliance on our forward-looking statements.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas with 100,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 60 hospitals and more than 460 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.
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Investor Contact	Media Contact
Regina Nethery	Lesley Bogdanow
469-893-2387	469-893-2640
regina.nethery@tenethealth.com	mediarelations@tenethealth.com